As filed with the Securities and Exchange Commission on September 12, 2018

Registration No. 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sorrento Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	33-0344842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4955 Directors Place

San Diego, California 92121

(Address of principal executive offices, including zip code)

Amended and Restated 2009 Stock Incentive Plan, as amended

(Full title of the plan)

Dr. Henry Ji

Chairman of the Board of Directors, President and Chief Executive Officer

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, California 92121

(858) 203-4100

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, California 94304

(650) 320-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Amended and Restated 2009 Stock Incentive Plan, as amended	12,600,000	(2)	$5.075	(3)	$63,945,000	(3)	$7,961.15

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Registrant (defined below) that become issuable under the Sorrento Therapeutics, Inc. Amended and Restated 2009 Stock Incentive Plan, as amended (the “2009 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents: (1) 5,000,000 shares of Common Stock that were added to the shares reserved for issuance under the 2009 Plan on July 28, 2017 and (2) 7,600,000 shares of Common Stock that were added to the shares reserved for issuance under the 2009 Plan on August 24, 2018.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on September 7, 2018, a date within five business days prior to the filing of this Registration Statement.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

The Registrant has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 12,600,000 additional shares of Common Stock issuable pursuant to the 2009 Plan. The Registrant’s stockholders have previously approved the 2009 Plan, including the shares of Common Stock available for issuance pursuant thereto and, on July 28, 2017 and August 24, 2018, approved amendments to the 2009 Plan to, among other things, increase the number of shares of Common Stock available for issuance pursuant the 2009 Plan by 5,000,000 shares and 7,600,000 shares, respectively.

Pursuant to the Registration Statements on Form S-8 (File Nos. 333-195487, 333-198307 and 333-213130) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on April 25, 2014, August 22, 2014 and August 15, 2016 (the “Prior Registration Statements”), the Registrant previously registered an aggregate of 6,260,000 shares of Common Stock under the 2009 Plan.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 16, 2018;

(b)	The Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017, filed with the SEC on April 26, 2018;

(c)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 19, 2018, as amended by the supplements to the Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 20, 2018 and August 2, 2018;

(d)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 10, 2018;

(e)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 9, 2018;

(f)	The Registrant’s Current Reports on Form 8-K filed with the SEC on February 27, 2018, March 19, 2018, March 27, 2018, April 18, 2018, April 27, 2018, June 14, 2018, August 28, 2018 and September 10, 2018; and

(g)	The description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-36150), filed with the SEC on October 23, 2013, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated by reference into this Registration Statement). Requests for such information should be directed to:

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, CA 92121

Attn: Corporate Secretary

Phone: (858) 203-4100

Item 8. Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Form S-3 filed with the SEC on June 24, 2013).

3.2	Certificate of Amendment of the Restated Certificate of Incorporation of Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 1, 2013).

3.3	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 23, 2009).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 23, 2009).

4.2	Amended and Restated 2009 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on August 28, 2018).

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Mayer Hoffman McCann P.C.

23.3	Consent of Paul Hastings LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on September 12, 2018.

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji, Ph.D.
Henry Ji, Ph.D. Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry Ji, Ph.D. and Jiong Shao, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Henry Ji, Ph.D.	Chairman of the Board of Directors, Chief Executive Officer and President	September 12, 2018
Henry Ji, Ph.D.	(Principal Executive Officer)

/s/ Jiong Shao	Executive Vice President and Chief Financial Officer	September 12, 2018
Jiong Shao	(Principal Financial and Accounting Officer)

/s/ Dorman Followwill	Director	September 12, 2018
Dorman Followwill

/s/ Kim Janda, Ph.D.	Director	September 12, 2018
Kim D. Janda, Ph.D.

/s/ David Lemus	Director	September 12, 2018
David Lemus

/s/ Jaisim Shah	Director	September 12, 2018
Jaisim Shah

/s/ Yue Alexander Wu, Ph.D.	Director	September 12, 2018
Yue Alexander Wu, Ph.D.